Ingersoll Rand Reports Strong Third-Quarter 2019 Results

Highlights (third quarter 2019 versus third quarter 2018, unless otherwise noted):

●	GAAP continuing EPS of $1.78, down 16 percent; adjusted continuing EPS* of $1.99, up 14 percent

●	Reported revenues up 8 percent and organic revenues* up 6 percent led by the Climate segment

●	Reported bookings up 3 percent and organic bookings* up 1 percent led by strong HVAC bookings

●	GAAP operating margin down 30 bps; adjusted operating margin* up 70 bps

*This news release contains non-GAAP financial measures. Definitions of the non-GAAP financial measures can be found in the footnotes of this news release. See attached tables for additional details and reconciliations.

Swords, Ireland, October 29, 2019 - Ingersoll-Rand plc (NYSE:IR), a world leader in creating comfortable, sustainable and efficient environments, today reported diluted earnings per share (EPS) from continuing operations of $1.78 for the third quarter of 2019. Adjusted continuing EPS was $1.99 which excludes planned restructuring costs of $25 million primarily related to ongoing footprint optimization, and $37 million of anticipated Industrial segment separation and acquisition related costs consistent with expectations.

Third-Quarter 2019 Results

Financial Comparisons - Third-Quarter Continuing Operations

$, millions except EPS	Q3 2019	Q3 2018	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$4,162	$4,050	3%	1%
Net Revenues	$4,344	$4,031	8%	6%
GAAP Operating Income	$623	$587	6%
GAAP Operating Margin	14.3%	14.6%	(30 bps)
Adjusted Operating Income*	$684	$607	13%
Adjusted Operating Margin	15.8%	15.1%	70 bps
GAAP Continuing EPS	$1.78	$2.11	(16)%
Adjusted Continuing EPS	$1.99	$1.75	14%
Restructuring Cost	($24.5)	($20.1)	($4.4)

"Disciplined execution of our strategy and business operating system has enabled us to successfully navigate a rapidly evolving global economic and geopolitical landscape to deliver strong financial performance throughout 2019 and in the third quarter. We continue to deliver robust Climate segment growth with strong HVAC performance across virtually all of our end-markets globally, and our 2019 results are eclipsing the aggressive goals we set when we gave guidance at the beginning of the year,” said Michael W. Lamach, chairman and chief executive officer. “Our strong performance in global HVAC is offsetting declines in the

-more-

Industrial segment’s Compression Technologies and Industrial Products businesses, where we are seeing continued weakness in global short cycle industrial spending. Balancing these factors, we remain confident in our ability to deliver our full year guidance of approximately $6.40 in adjusted continuing EPS for 2019. When combined with our strong revenue growth and free cash flow expectations, we believe 2019 will be another year of top tier performance for the company.

We are also making good progress with the Reverse Morris Trust transaction we announced earlier this year to combine our Industrial segment with Gardner Denver, creating a global leader in mission-critical flow creation and industrial solutions, and simultaneously creating a pure-play global leader in climate technologies for buildings, homes and transportation. Separation, integration planning and Climate business transformation activities continue, and we expect to complete the separation by early 2020, as planned. We’re excited about the potential for both companies to unlock value for shareholders, and to continue the strong momentum in our Climate businesses globally.”

Highlights from the Third Quarter of 2019 (all comparisons against the third quarter of 2018 unless otherwise noted)

•	Solid reported and organic revenue growth led by strong, broad-based Climate organic revenue growth.

•	Enterprise reported revenue growth included approximately 3 percentage points of growth from acquisitions partially offset by approximately 1 percentage point of negative foreign exchange impact.

•
Enterprise reported bookings up 3 percent and organic bookings up 1 percent. Strong organic bookings in most major businesses led to high-single digit organic bookings growth for the Enterprise and approximately 10 percent growth for the Climate segment when excluding Transport bookings. Transport bookings were heavily impacted by tough comparisons related to exceptional North American Trailer and auxiliary power unit bookings growth in Q3 2018.

•
GAAP operating margin down 30 basis points; adjusted operating margin up 70 basis points driven by strong price realization, volume growth and productivity partially offset by material inflation, including tariffs, other inflation, product mix and continued business investments.

Third-Quarter Business Review (all comparisons against the third quarter of 2018 unless otherwise noted)
Climate Segment: delivers energy-efficient products and innovative energy services. The segment includes Trane® and American Standard® Heating & Air Conditioning which provide heating, ventilation and air conditioning (HVAC) systems, and commercial and residential building services, parts, support and controls; energy services and building automation through Trane Building Advantage™ and Nexia™; and Thermo King® transport temperature control solutions.

$, millions	Q3 2019	Q3 2018	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$3,269	$3,241	1%	2%
Net Revenues	$3,471	$3,239	7%	8%
GAAP Operating Income	$584	$536	9%
GAAP Operating Margin	16.8%	16.5%	30 bps
Adjusted Operating Income	$600	$551	9%
Adjusted Operating Margin	17.3%	17.0%	30 bps

•	Reported revenue up 7 percent with organic revenue up 8 percent. Strong organic HVAC revenue growth led by North America and Europe Commercial HVAC and Residential HVAC.

•	Climate reported revenue growth included approximately 1 percentage point of negative foreign exchange impact.

•	Climate bookings up 1 percent and organic bookings up 2 percent. Climate segment organic bookings were strong, up approximately 10 percent in the quarter excluding Transport. Transport bookings were h

-more-

eavily impacted by the aforementioned tough comparisons related to exceptional North American Trailer and auxiliary power unit bookings growth in Q3 2018.

•
GAAP operating margin improved 30 basis points; adjusted operating margin improved 30 basis points driven by volume growth, strong price realization and productivity; partially offset by inflationary headwinds, continued business investments and mix pressure from a higher mix of CHVAC applied systems which typically attach high-margin services over the life of the equipment.

Industrial Segment: delivers products and services that enhance energy efficiency, productivity and operations. The segment includes compressed air and gas systems and services, power tools, material handling systems, fluid management systems, as well as Club Car® golf, utility and consumer low-speed vehicles.

$, millions	Q3 2019	Q3 2018	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$894	$809	11%	flat
Net Revenues	$873	$792	10%	flat
GAAP Operating Income	$116	$111	5%
GAAP Operating Margin	13.3%	14.0%	(70 bps)
Adjusted Operating Income	$131	$116	13%
Adjusted Operating Margin	15.0%	14.6%	40 bps

•
Bookings up 11 percent and revenue up 10 percent. Organic bookings and organic revenues flat. Solid organic bookings growth in Small Electric Vehicles and Compression Technologies services offset by soft bookings for short-cycle equipment driven by weak short-cycle investment spending.

•	Industrial reported revenue growth included approximately 12 percentage points of growth from acquisitions offset by approximately 2 percentage points of negative foreign exchange impact.

•
GAAP operating margin down 70 basis points; adjusted operating margin up 40 basis points driven by volume, pricing and productivity, partially offset by inflationary headwinds and lower mix of short-cycle revenues which tend to have higher margins.

Balance Sheet and Cash Flow

$, millions	Q3 2019	Q3 2018	Y-O-Y Change
Cash From Continuing Operating Activities Y-T-D	$1,090	$946	$144
Free Cash Flow Y-T-D*	$993	$724	$269
Working Capital/Revenue*	6.2%	5.2%	100 bps increase
Cash Balance 30 September	$831	$1,023	($192)
Debt Balance 30 September	$5,572	$4,090	$1,482

•	September 2019 year-to-date cash flow from continuing operating activities was $1,090 million, consistent with the Company’s expectations.

•	The Company's full year 2019 free cash flow target remains equal to or greater than 100 percent of adjusted net earnings*.

•	The Company's working capital / revenue increased due to timing of revenues and collections. The Company expects full year working capital / revenue to return to normal levels in the fourth quarter.

•	During March 2019, the Company completed a $1.5 billion senior notes offering. Annualized interest on this debt is approximately $60 million; approximately $47 million in 2019.

Capital Deployment

•	Continued execution of a balanced capital allocation strategy.

•	Year to date, the Company has returned approximately $883 million to shareholders through share repurchases ($500 million) and dividends ($383 million).

-more-

•	Year to date, the Company has completed acquisitions of approximately $1.5 billion.

•	The Company expects to continue to deploy 100 percent of excess cash to shareholders over time.

Tax Rate

•	Q3 2019 adjusted effective tax rate* of approximately 19.7 percent. We expect the full year adjusted effective tax rate to be approximately 20 to 21 percent.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to the mix of and demand for our products; performance of the markets in which we operate; our share repurchase program including the amount of shares to be repurchased and timing of such repurchases; our capital allocation strategy including projected acquisitions; restructuring activity; our projected 2019 full-year financial performance and targets including assumptions regarding our effective tax rate and other factors described in our guidance. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, global economic conditions, the outcome of any litigation, demand for our products and services, and tax law changes and interpretations. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2018, as well as our subsequent reports on Form 10-Q and other SEC filings. Forward-looking statements also include statements that relate to the proposed Reverse Morris Trust transaction with Gardner Denver Holdings, Inc. (GDI). These forward-looking statements are based on GDI’s and Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from GDI’s and Ingersoll Rand’s current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by the stockholders of GDI may not be obtained; (2) the risk that the proposed transaction may not be completed on the terms or in the time frame expected by Ingersoll Rand or GDI, or at all, (3) unexpected costs, charges or expenses resulting from the proposed transaction, (4) uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; (5) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction or integrating the businesses of GDI and Ingersoll Rand Industrial, or at all, (6) the ability of the combined company to implement its business strategy; (7) difficulties and delays in the combined company and ClimateCo achieving revenue and cost synergies; (8) inability of the combined company and ClimateCo to retain and hire key personnel; (9) the occurrence of any event that could give rise to termination of the proposed transaction; (10) the risk that stockholder litigation in connection with the proposed transaction or other settlements or investigations may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability, (11) evolving legal, regulatory and tax regimes; (12) changes in general economic and/or industry specific conditions; (13) actions by third parties, including government agencies; and (14) other risk factors detailed from time to time in Ingersoll Rand’s and GDI’s reports filed with the SEC, including Ingersoll Rand’s and GDI’s annual reports on Form 10-K and subsequent 10-Qs. We assume no obligation to update these forward-looking statements.

This news release also includes non-GAAP financial information which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. The definitions of our non-GAAP financial information and reconciliation to GAAP is attached to this news release.

All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, and per share amounts are attributed to Ingersoll Rand’s ordinary shareholders.

Ingersoll Rand (NYSE:IR) advances the quality of life by creating comfortable, sustainable and efficient environments. Our people and our family of brands - including Club Car®, Ingersoll Rand®, Thermo King® and Trane® - work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; and increase industrial productivity and efficiency. We are a global business committed to a world of sustainable progress and enduring results. For more information, visit ingersollrand.com.

-more-

# # #
10/29/19

(See Accompanying Tables)

•	Table 1: Condensed Consolidated Income Statement

•	Table 2: Business Review

•	Tables 3 - 6: Reconciliation of GAAP to Non-GAAP

•	Table 7: Condensed Consolidated Balance Sheets

•	Table 8: Condensed Consolidated Statement of Cash Flows

•	Table 9: Balance Sheet Metrics and Free Cash Flow

Contacts:
Media:	Investors:
Perri Richman	Zac Nagle
732-319-1024, prichman@irco.com	704-990-3913, InvestorRelations@irco.com

*Q3 Non-GAAP measures definitions

Organic revenue is defined as GAAP net revenues adjusted for the impact of currency and acquisitions. Organic bookings is defined as reported orders in the current period adjusted for the impact of currency and acquisitions.

•
Currency impacts on net revenues and bookings are measured by applying the prior year’s foreign currency exchange rates to the current period’s net revenues and bookings reported in local currency. This measure allows for a direct comparison of operating results excluding the year-over-year impact of foreign currency translation.

Adjusted operating income in 2019 is defined as GAAP operating income plus restructuring costs, PFS acquisition-related transaction costs, PFS inventory step-up and backlog amortization and Industrial Segment separation-related costs. Adjusted operating income in 2018 is defined as GAAP operating income plus restructuring costs. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 3 and 4 of the news release.

Adjusted operating margin is defined as the ratio of adjusted operating income divided by net revenues.

Adjusted earnings from continuing operations attributable to Ingersoll-Rand plc (Adjusted net earnings) in 2019 is defined as GAAP earnings from continuing operations attributable to Ingersoll-Rand plc plus restructuring costs, PFS acquisition-related transaction costs, PFS inventory step-up and backlog amortization and Industrial Segment separation-related costs, net of tax impacts. Adjusted net earnings in 2018 is defined as GAAP earnings from continuing operations attributable to Ingersoll-Rand plc plus restructuring costs, net of tax impacts less Tax Reform non-cash measurement period adjustments and a U.S. discrete non-cash tax adjustment. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 3 and 4 of the news release.

Adjusted continuing EPS in 2019 is defined as GAAP continuing EPS plus restructuring costs, PFS acquisition- related transaction costs, PFS inventory step-up and backlog amortization and Industrial Segment separation-related costs, net of tax impacts. Adjusted continuing EPS in 2018 is defined as GAAP continuing EPS plus restructuring costs, net of tax impacts less Tax Reform non-cash measurement period adjustments and a U.S. discrete non-cash tax adjustment. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 3 and 4 of the news release.

Adjusted EBITDA is defined as adjusted operating income plus depreciation and amortization expense plus or minus other income / (expense), net.

Free cash flow in 2019 is defined as net cash provided by (used in) continuing operating activities, less capital expenditures, plus cash payments for PFS acquisition-related transaction costs, Industrial Segment separation-related

-more-

costs and restructuring. Free cash flow in 2018 is defined as net cash provided by (used in) continuing operating activities, less capital expenditures plus cash payments for restructuring. In 2018, the Company updated its definition of free cash flow to exclude the impacts of discontinued operations. Please refer to the free cash flow reconciliation on table 9 of the news release.

Working capital measures a firm’s operating liquidity position and its overall effectiveness in managing the enterprises’ current accounts.

•
Working capital is calculated by adding net accounts and notes receivables and inventories and subtracting total current liabilities that exclude short term debt, dividend payables and income tax payables.

•
Working capital as a percent of revenue is calculated by dividing the working capital balance (e.g. as of September 30) by the annualized revenue for the period (e.g. reported revenues for the three months ended September 30 multiplied by 4 to annualize for a full year).

Adjusted effective tax rate for 2019 is defined as the ratio of income tax expense plus the tax effect of adjustments for restructuring costs, PFS acquisition-related transaction costs, PFS inventory step-up and backlog amortization and Industrial Segment separation-related costs divided by earnings from continuing operations before income taxes plus restructuring costs, PFS acquisition-related transaction costs, PFS inventory step-up and backlog amortization and Industrial Segment separation-related costs. Adjusted effective tax rate for 2018 is defined as the ratio of income tax benefit minus the tax effect of Tax Reform non-cash measurement period adjustments and a U.S. discrete non-cash tax adjustment minus the tax effect of restructuring costs. This measure allows for a direct comparison of the effective tax rate between periods.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). The following schedules provide non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

Non-GAAP financial measures assist investors with analyzing our business results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. Presentation of these non-GAAP financial measures helps investors and management to assess the operating performance of the Company.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

-more-

Table 1

INGERSOLL-RAND PLC
Condensed Consolidated Income Statement
(In millions, except per share amounts)

UNAUDITED

	For the quarter		For the nine months
	ended September 30,		ended September 30,
	2019	2018	2019	2018
Net revenues	$4,344.3	$4,030.9	$12,448.0	$11,773.1
Cost of goods sold	(2,935.8)	(2,718.3)	(8,547.2)	(8,102.6)
Selling and administrative expenses	(785.3)	(725.6)	(2,308.6)	(2,199.8)
Operating income	623.2	587.0	1,592.2	1,470.7
Interest expense	(64.1)	(48.5)	(179.7)	(171.7)
Other income/(expense), net	(7.2)	(8.5)	(22.6)	(16.0)
Earnings before income taxes	551.9	530.0	1,389.9	1,283.0
Benefit (provision) for income taxes	(112.9)	1.1	(279.2)	(159.9)
Earnings from continuing operations	439.0	531.1	1,110.7	1,123.1
Discontinued operations, net of tax	24.4	(11.7)	16.7	(27.0)
Net earnings	463.4	519.4	1,127.4	1,096.1
Less: Net earnings attributable to noncontrolling interests	(4.6)	(4.3)	(12.6)	(12.5)
Net earnings attributable to Ingersoll-Rand plc	$458.8	$515.1	$1,114.8	$1,083.6

Amounts attributable to Ingersoll-Rand plc
ordinary shareholders:
Continuing operations	$434.4	$526.8	$1,098.1	$1,110.6
Discontinued operations	24.4	(11.7)	16.7	(27.0)
Net earnings	$458.8	$515.1	$1,114.8	$1,083.6

Diluted earnings (loss) per share attributable to
Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$1.78	$2.11	$4.48	$4.43
Discontinued operations	0.10	(0.05)	0.07	(0.11)
Net earnings	$1.88	$2.06	$4.55	$4.32

Weighted-average number of common shares outstanding:
Diluted	244.6	249.5	244.8	250.9

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

INGERSOLL-RAND PLC
Business Review
(In millions, except percentages)

UNAUDITED

	For the quarter		For the nine months
	ended September 30,		ended September 30,
	2019	2018	2019	2018
Climate
Net revenues	$3,470.9	$3,238.7	$9,892.2	$9,342.3
Segment operating income *	583.5	535.6	1,510.1	1,378.7
and as a % of Net revenues	16.8%	16.5%	15.3%	14.8%

Industrial
Net revenues	873.4	792.2	2,555.8	2,430.8
Segment operating income *	116.3	110.7	310.3	291.8
and as a % of Net revenues	13.3%	14.0%	12.1%	12.0%

Unallocated corporate expense	(76.6)	(59.3)	(228.2)	(199.8)

Total
Net revenues	$4,344.3	$4,030.9	$12,448.0	$11,773.1
Consolidated operating income	623.2	587.0	$1,592.2	$1,470.7
and as a % of Net revenues	14.3%	14.6%	12.8%	12.5%

* Segment operating income is the measure of profit and loss that the Company uses to evaluate the financial performance of the business and as the basis for performance reviews, compensation and resource allocation. For these reasons, the Company believes that Segment operating income represents the most relevant measure of segment profit and loss.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended September 30, 2019				For the nine months ended September 30, 2019
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$4,344.3	$—		$4,344.3	$12,448.0	$—		$12,448.0

	Operating income	623.2	61.2	(a,b,c,d)	684.4	1,592.2	139.8	(a,b,c,d)	1,732.0
	Operating margin	14.3%			15.8%	12.8%			13.9%

	Earnings from continuing operations before income taxes	551.9	61.2	(a,b,c,d)	613.1	1,389.9	139.8	(a,b,c,d)	1,529.7
	Provision for income taxes	(112.9)	(7.9)	(e)	(120.8)	(279.2)	(19.2)	(e)	(298.4)
	Tax rate	20.5%			19.7%	20.1%			19.5%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	$434.4	$53.3	(f)	$487.7	$1,098.1	$120.6	(f)	$1,218.7

	Diluted earnings per common share
	Continuing operations	$1.78	$0.21		$1.99	$4.48	$0.50		$4.98

	Weighted-average number of common shares outstanding:
	Diluted	244.6	—		244.6	244.8	—		244.8

	Detail of Adjustments:
(a)	Restructuring costs		$24.5				$68.0
(b)	PFS acquisition-related transaction costs		0.5				12.7
(c)	PFS inventory step-up and backlog amortization		7.2				14.0
(d)	Industrial Segment separation-related costs		29.0				45.1
(e)	Tax impact of adjustments (a,b,c,d)		(7.9)				(19.2)
(f)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$53.3				$120.6

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended September 30, 2018				For the nine months ended September 30, 2018
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$4,030.9	$—		$4,030.9	$11,773.1	$—		$11,773.1

	Operating income	587.0	20.1	(a)	607.1	1,470.7	71.6	(a)	1,542.3
	Operating margin	14.6%			15.1%	12.5%			13.1%

	Earnings from continuing operations before income taxes	530.0	20.1	(a,b)	550.1	1,283.0	88.2	(a,b)	1,371.2
	Benefit (provision) for income taxes	1.1	(109.4)	(c,d,e)	(108.3)	(159.9)	(121.4)	(c,d,e)	(281.3)
	Tax rate	(0.2)%			19.7%	12.5%			20.5%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	$526.8	$(89.3)	(f)	$437.5	$1,110.6	$(33.2)	(f)	$1,077.4

	Diluted earnings per common share
	Continuing operations	$2.11	$(0.36)		$1.75	$4.43	$(0.14)		$4.29

	Weighted-average number of common shares outstanding:
	Diluted	249.5	—		249.5	250.9	—		250.9

	Detail of Adjustments:
(a)	Restructuring costs		$20.1				$71.6
(b)	Debt redemption premium and related charges		—				16.6
(c)	Tax impact of adjustments (a,b)		(3.8)				(17.4)
(d)	Tax Reform non-cash measurement period adjustments		(77.1)				(75.5)
(e)	U.S. discrete non-cash tax adjustment		(28.5)				(28.5)
(f)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$(89.3)				$(33.2)

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions)
UNAUDITED

	For the quarter ended September 30, 2019		For the quarter ended September 30, 2018
	As Reported	Margin	As Reported	Margin
Climate
Net revenues	$3,470.9		$3,238.7

Segment operating income	$583.5	16.8%	$535.6	16.5%
Restructuring	16.6	0.5%	14.9	0.5%
Adjusted operating income *	600.1	17.3%	550.5	17.0%
Depreciation and amortization	65.0	1.9%	62.2	1.9%
Other income/(expense), net	(6.4)	(0.2)%	(6.6)	(0.2)%
Adjusted EBITDA *	$658.7	19.0%	$606.1	18.7%

Industrial
Net revenues	$873.4		$792.2

Segment operating income	$116.3	13.3%	$110.7	14.0%
Restructuring/Other **	15.1	1.7%	4.8	0.6%
Adjusted operating income	131.4	15.0%	115.5	14.6%
Depreciation and amortization ***	27.8	3.2%	19.8	2.5%
Other income/(expense), net	(2.6)	(0.3)%	(2.0)	(0.3)%
Adjusted EBITDA	$156.6	17.9%	$133.3	16.8%

Corporate
Unallocated corporate expense	$(76.6)		$(59.3)
Restructuring/Other **	29.5		0.4
Adjusted corporate expense	(47.1)		(58.9)
Depreciation and amortization	7.7		6.7
Other income/(expense), net	1.8		0.1
Adjusted EBITDA	$(37.6)		$(52.1)

Total Company
Net revenues	$4,344.3		$4,030.9

Operating income	$623.2	14.3%	$587.0	14.6%
Restructuring/Other **	61.2	1.5%	20.1	0.5%
Adjusted operating income	684.4	15.8%	607.1	15.1%
Depreciation and amortization ***	100.5	2.3%	88.7	2.2%
Other income/(expense), net	(7.2)	(0.2)%	(8.5)	(0.2)%
Adjusted EBITDA	$777.7	17.9%	$687.3	17.1%

*Represents a non-GAAP measure, refer to pages 5-6 in the Earnings Release for definitions.
**Other within Industrial includes PFS inventory step-up and backlog amortization. Other within Corporate includes PFS acquisition-related transaction costs and Industrial Segment separation-related costs.
***Depreciation and amortization excludes PFS backlog amortization of $4.4 million which has been accounted for in the Restructuring/Other line.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions)

UNAUDITED

	For the quarter
	ended September 30,
	2019	2018
Total Company
Adjusted EBITDA *	$777.7	$687.3
Less: items to reconcile adjusted EBITDA to net earnings attributable to Ingersoll-Rand plc
Depreciation and amortization ***	(100.5)	(88.7)
Interest expense	(64.1)	(48.5)
Benefit (provision) for income taxes	(112.9)	1.1
Restructuring	(24.5)	(20.1)
PFS acquisition-related transaction costs	(0.5)	—
PFS inventory step-up and backlog amortization	(7.2)	—
Industrial Segment separation-related costs	(29.0)	—
Discontinued operations, net of tax	24.4	(11.7)
Net earnings attributable to noncontrolling interests	(4.6)	(4.3)
Net earnings attributable to Ingersoll-Rand plc	$458.8	$515.1

*Represents a non-GAAP measure, refer to pages 5-6 in the Earnings Release for definitions.
***Depreciation and amortization excludes PFS backlog amortization of $4.4 million which has been accounted for in the PFS inventory step-up and backlog amortization line.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

INGERSOLL-RAND PLC
Condensed Consolidated Balance Sheets
(In millions)

	September 30,	December 31,
	2019	2018
ASSETS	UNAUDITED
Cash and cash equivalents	$830.9	$903.4
Accounts and notes receivable, net	2,968.9	2,679.2
Inventories	1,890.6	1,677.8
Other current assets	412.7	471.6
Total current assets	6,103.1	5,732.0
Property, plant and equipment, net	1,779.1	1,730.8
Goodwill	6,712.8	5,959.5
Intangible assets, net	4,174.4	3,634.7
Other noncurrent assets	1,537.5	857.9
Total assets	$20,306.9	$17,914.9

LIABILITIES AND EQUITY
Accounts payable	$1,758.8	$1,705.3
Accrued expenses and other current liabilities	2,366.8	2,259.8
Short-term borrowings and current maturities of long-term debt	650.5	350.6
Total current liabilities	4,776.1	4,315.7
Long-term debt	4,921.9	3,740.7
Other noncurrent liabilities	3,329.8	2,793.7
Shareholders' equity	7,279.1	7,064.8
Total liabilities and equity	$20,306.9	$17,914.9

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8

INGERSOLL-RAND PLC
Condensed Consolidated Statement of Cash Flows
(In millions)

UNAUDITED

	For nine months
	ended September 30,
	2019	2018
Operating Activities
Earnings from continuing operations	$1,110.7	$1,123.1
Depreciation and amortization	291.8	273.0
Changes in assets and liabilities and other non-cash items	(312.7)	(449.7)
Net cash provided by (used in) continuing operating activities	1,089.8	946.4
Net cash provided by (used in) discontinued operating activities	(36.7)	(49.0)
Net cash provided by (used in) operating activities	1,053.1	897.4

Investing Activities
Capital expenditures	(186.2)	(251.2)
Acquisition and equity method investments, net of cash acquired, and other	(1,527.8)	(269.4)
Net cash provided by (used in) investing activities	(1,714.0)	(520.6)

Financing Activities
Short-term borrowings, net	—	(6.4)
Long-term borrowings, net of payments	1,490.4	24.1
Dividends paid to ordinary shareholders	(383.1)	(351.2)
Repurchase of ordinary shares	(500.1)	(514.1)
Other financing activities, net	7.4	(21.3)
Net cash provided by (used in) financing activities	614.6	(868.9)

Effect of exchange rate changes on cash and cash equivalents	(26.2)	(34.8)
Net increase (decrease) in cash and cash equivalents	(72.5)	(526.9)
Cash and cash equivalents - beginning of period	903.4	1,549.4
Cash and cash equivalents - end of period	$830.9	$1,022.5

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 9

INGERSOLL-RAND PLC
Balance Sheet Metrics and Free Cash Flow
($ in millions)
UNAUDITED

	September 30,	September 30,	December 31,
	2019	2018	2018
Net Receivables	$2,969	$2,752	$2,679
Days Sales Outstanding	62.4	62.3	62.8

Net Inventory	$1,891	$1,821	$1,678
Inventory Turns	6.2	6.0	6.5

Accounts Payable	$1,759	$1,749	$1,705
Days Payable Outstanding	54.7	58.7	56.7

-------------------------------------------------------------------------------------------------------------------------------------------------------

	Nine months ended	Nine months ended
	September 30, 2019	September 30, 2018
Cash flow provided by continuing operating activities	$1,089.8	$946.4
Capital expenditures	(186.2)	(251.2)
Cash payments for PFS acquisition-related transaction costs	12.2	—
Cash payments for Industrial Segment separation-related costs	15.3	—
Cash payments for restructuring	61.6	28.7
Free cash flow *	$992.7	$723.9

*Represents a non-GAAP measure, refer to pages 5-6 in the Earnings Release for definitions.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION